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                                                                     EXHIBIT 4.8
                              DECLARATION OF TRUST
                                       OF
                            METLIFE CAPITAL TRUST II

         THIS DECLARATION OF TRUST is made as of May 17, 2001 (this "Declaration of Trust"), by and among MetLife, Inc., a Delaware corporation, as sponsor (the "Sponsor"), Bank One Trust Company, N.A., a national banking association, as trustee (the "Property Trustee"), Bank One Delaware, Inc., as trustee (the "Delaware Trustee"), and Leland C. Launer, Jr., Ronald D. Nirenberg, Jr. and William H. Nugent, as trustees (each an "Administrative Trustee" and collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee, the Administrative Trustees being hereinafter collectively referred to as the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as MetLife Capital Trust II (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust.
The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. An amended and restated Declaration of Trust satisfactory to each party to it, in such form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.


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         4. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre- effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust, (b) any prospectus or supplement thereto relating to the Preferred Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Sponsor, to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Trust.

                  In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, the NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Administrative Trustee, in his capacity as a trustee of the Trust, is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Administrative Trustee, in his capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, the NASD, or state securities or "Blue Sky" laws.


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         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be five and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

         7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         8. The Sponsor hereby agrees to indemnify the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") for, and to hold each Indemnified Person harmless against, any liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.


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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.


                                     METLIFE, INC., as Sponsor

                                     By:  /s/    Leland C. Launer, Jr.
                                          -------------------------------------
                                          Name:  Leland C. Launer, Jr.
                                          Title: Sr. V.P. and Treasurer




                                     BANK ONE TRUST COMPANY, N.A.
                                           as Property Trustee

                                     By:  /s/    Sandra L. Caruba
                                          -------------------------------------
                                          Name:  Sandra L. Caruba
                                          Title: Vice President


                                     BANK ONE DELAWARE INC.,
                                           as Delaware Trustee

                                     By:  /s/    Sandra L. Caruba
                                          -------------------------------------
                                          Name:  Sandra L. Caruba
                                          Title: Vice President


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                                     Leland C. Launer, Jr.,
                                           as Administrative Trustee

                                     By:  /s/    Leland C. Launer, Jr.
                                          -------------------------------------
                                                 Leland C. Launer, Jr.




                                     Ronald D. Nirenberg, Jr.,
                                           as Administrative Trustee

                                     By:  /s/    Ronald D. Nirenberg, Jr.
                                          -------------------------------------
                                                 Ronald D. Nirenberg, Jr.




                                     William H. Nugent,
                                           as Administrative Trustee

                                     By:  /s/    William H. Nugent
                                          -------------------------------------
                                                 William H. Nugent


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